UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

ManTech held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on May 8, 2014. Holders of Class A common stock were entitled to cast one vote for each share of Class A common stock held, and holders of Class B common stock were entitled to cast ten votes for each share of Class B common stock held, for each proposal submitted to stockholders at the Annual Meeting. For more information regarding the following proposals, see our definitive proxy statement dated April 4, 2014, the relevant portions of which are hereby incorporated by reference.

Proposal 1: The Company’s stockholders elected eight (8) persons to serve as members of the Board of Directors until the 2015 Annual Meeting of Stockholders. The votes regarding this proposal were as follows:

Director Name	For	Withheld	Broker Non-Votes
George J. Pedersen	152,344,356	428,995	904,140
Richard L. Armitage	140,585,584	12,187,767	904,140
Mary K. Bush	152,550,198	223,153	904,140
Barry G. Campbell	152,184,301	589,050	904,140
Walter R. Fatzinger, Jr.	152,231,432	541,919	904,140
Richard J. Kerr	152,573,936	199,415	904,140
Kenneth A. Minihan	152,591,721	181,630	904,140
Stephen W. Porter	151,987,006	786,345	904,140

Proposal 2: The Company’s stockholders approved, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s 2014 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
146,246,391	5,714,458	812,500	904,142

Proposal 3: The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
153,614,190	46,717	16,512	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date:	May 13, 2014	By:	/s/ Michael R. Putnam
Michael R. Putnam
Senior Vice President – Corporate & Regulatory Affairs